     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON _________, 2002
                                               REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           DECTRON INTERNATIONALE INC.
                           ---------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                 Quebec, Canada
                                 --------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                       N/A
                                       ---
                      (I.R.S. Employer Identification No.)

              4300 Poirier Blvd., Montreal, Quebec, Canada H4R 2C5
              ----------------------------------------------------
          (Address, including Zip Code, of Principal Executive Offices)

                             1998 Stock Option Plan
                             ----------------------
                             2001 Stock Option Plan
                             ----------------------

                            (Full Title of the Plan)

                                   Copies To:


                NESS LAKDAWALA                      ARTHUR M. MARCUS, ESQ.
    President and Chief Executive Officer          Gersten, Savage, Kaplowitz,
         Dectron Internationale Inc.            Wolf & Marcus, LLP
              4300 Poirier Blvd.                      101 East 52nd Street
       Montreal, Quebec, Canada H4R 2C5             New York, New York 10022
                (514) 334-9609                           (212) 752-9700


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
Title of Securities To Be     Amount Being           Proposed Maximum Offering     Proposed Maximum        Amount of
Registered                    Registered             Price Per Security (1)        Aggregate Offering      Registration Fee
                                                                                   Price
------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value    334,000                $3.00                         $1,002,000.00           $92.18
(2)
------------------------------------------------------------------------------------------------------------------------------

Common Stock, no par value    316,000                $7.20                         $2,275,200.00           $209.32
(2)
------------------------------------------------------------------------------------------------------------------------------

Common Stock, no par value    121,000                $4.20                         $508,200.00             $46.75
(2)
------------------------------------------------------------------------------------------------------------------------------

Common Stock, no par value    379,000                $7.20                         $2,728,800              $251.05
(2)
------------------------------------------------------------------------------------------------------------------------------

Total                         1,150,000                                                                    $599.30
------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------

(1) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is based (a) as to the 334,000 shares of Common Stock and 121,000 shares of Common Stock issuable upon exercise of options granted under the registrant's 1998 Stock Option Plan and 2001 Stock Option Plan, respectively, upon the average price upon which such options may be exercised, and (b) as to the remaining 316,000 shares of Common Stock and 379,000 shares of Common Stock reserved for issuance under the registrant's 1998 Stock Option Plan and 2001 Stock Option Plan, respectively, upon the last sale price as reported on The Nasdaq SmallCap Market on February 19, 2002 (within 5 days prior to the filing of this Registration Statement) was $7.20.

(2) Pursuant to Rule 416, there are also being registered additional shares of Common Stock that may become issuable pursuant to the anti-dilution provisions of the 1998 Stock Option Plan and the 2001 Stock Option Plan.



                              EXPLANATORY STATEMENT

         This registration statement on Form S-8 registers 650,000 shares of Common Stock of Dectron Internationale Inc., no par value per share, for issuance upon exercise of options granted under Dectron Internationale Inc.'s 1998 Stock Option Plan and 500,000 shares of Common Stock of Dectron Internationale Inc., no par value per share, for issuance upon exercise of options granted under Dectron Internationale Inc.'s 2001 Stock Option Plan.

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

          This registration statement on Form S-8 under the Securities Act of 1933, as amended, will be filed with the Securities and Exchange Commission for the registration of the shares of common stock offered by this prospectus. Dectron Internationale Inc. will provide without charge to each person to whom a copy of a Section 10(a) prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this registration statement by reference, except exhibits to such documents. Requests for such information should be directed to: Dectron Internationale Inc., 4300 Poirier Blvd., Montreal, Quebec, Canada H4R 2C5, Telephone (514) 334-9609.


                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of certain documents by reference.

         The following documents previously filed by Dectron Internationale Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference in this registration statement:

             (1) The Company's Annual Report on Form 10-KSB for the Year Ended
                 January 31, 2001.

             (2) The Company's Proxy Statement on Schedule 14A filed on July 26,
                 2001.

             (3) The Company's Quarterly Reports on Form 10-QSB for the Quarters
                 Ended April 30, 2001, July 31, 2001 and October 31, 2001.



          In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. All information appearing in this registration statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this prospectus is delivered, upon the oral or written request of such person, a copy of any document incorporated in this registration statement by reference, except exhibits to such documents. Requests for such information should be directed to: Dectron Internationale Inc., 4300 Poirier Blvd., Montreal, Quebec, Canada H4R 2C5, Telephone (514) 334-9609.

Item 4.   Description of securities

The description of the Company's Common Stock, no par value, is incorporated herein by reference to the Company's Registration Statement on Form SB-2 filed on September 25, 1998.

Item 5.  Interests of named experts

Not applicable.

Item 6.  Indemnification of officers and directors

         The Bylaws of the Company provide that the Company shall indemnify directors and officers of the Company. The pertinent section of Canadian law is set forth below in full.

    Section 136 of the Canadian Business Corporation Act provides as follows:

        (1) INDEMNIFICATION OF DIRECTORS--A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a stockholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is a party by reason of being or having been a director or officer of such corporation or body corporate, if,

           (a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and

           (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she has reasonable grounds for believing that his or her conduct was lawful.

        (2) INDEMNIFICATION--A corporation may, with the approval of the court, indemnify a person referred to in subsection (1) in respect of an action by or behalf of the corporation or body corporate to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfills the conditions set out in clauses (1)(a) and (b).

        (3) INDEMNIFICATION--Despite anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity;

           (a) was substantially successful on the merits in his or her defense of the action or proceeding; and

           (b) fulfills the conditions set out in clauses (1)(a) and (b).

        (4) LIABILITY INSURANCE--A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by the person,

           (a) in his or her capacity as a director or officer of the corporation, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the corporation; or

           (b) in his or her capacity as a director or officer of another body corporate where the person acts or acted in that capacity at the corporation's request, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the body corporate.

        (5) APPLICATION TO COURT--A Corporation or a person referred to in subsection 91 may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

        (6) INDEMNIFICATION--Upon application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from registration claimed

Not applicable.

Item 8.  Exhibits

 5.1             Opinion of Gersten, Savage, Kaplowitz, Wolf & Marcus LLP

10.1             1998 Stock Option Plan.

10.2 2001 Stock Option Plan (incorporated by reference to the Company's Proxy Statement on Schedule 14A filed on July 26,
                 2001)

23.1             Consent of Schwartz Levitsky Feldman LLP

23.2 Consent of Gersten, Savage, Kaplowitz, Wolf & Marcus (included in Exhibit 5.1)



Item 9.  Undertakings

        The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to suit information in the registration statement, provided, however, that paragraphs 9(1)(i) and 9(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to any charter provision, by-law, contract, arrangement, statute, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in Montreal, Quebec, Canada on the 22th day of February, 2002.

                                                 DECTRON INTERNATIONALE INC.

                                                 By: /s/ Ness Lakdawala
                                                     ------------------
                                                     Ness Lakdawala
                                                     Chairman, President and
                                                     Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

  Signature                                                  Title                                    Date
  ---------                                                  -----                                    ----
/s/ Ness Lakdawala                Chairman, President, Chief Executive Officer and Director         2/22/02
-------------------------
Ness Lakdawala

/s/ Reinhold Kittler              Executive Vice President and Director                             2/22/02
-------------------------
Reinhold Kittler

/s/ Roshan Katrak                 Vice President of Human Relations and Director                    2/22/02
---------------------------
Roshan Katrak

/s/ Mauro Parissi                 Chief Financial Officer, Secretary and Director                   2/22/02
---------------------------
Mauro Parissi

/s/ Michel Lecompte               Vice President of Operations of Refplus                           2/22/02
-------------------------
Michel Lecompte

/s/ David Lucas                   Vice President of Dectron Inc.                                    2/22/02
-------------------------
David Lucas

/s/ Leena Lakdawala               Executive Vice President and Director                             2/22/02
----------------------------
Leena Lakdawala

                                  Director                                                          2/22/02
--------------------------
Gilles Richard

/s/ Liam Cheung                   Director                                                          2/22/02
----------------------
Liam Cheung


/s/ Richard Ness                  Director                                                          2/22/02
-------------------------
Richard Ness

                                  EXHIBIT INDEX


 5.1             Opinion of Gersten, Savage, Kaplowitz, Wolf & Marcus LLP

10.1             1998 Stock Option Plan

10.2 2001 Stock Option Plan (incorporated by reference to the Company's Proxy Statement on Schedule 14A filed on July 26,
                 2001)

23.1             Consent of Schwartz Levitsky Feldman LLP

23.2 Consent of Gersten, Savage, Kaplowitz, Wolf & Marcus LLP (included in Exhibit 5.1)